Exhibit 4.1


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                         QUEST DIAGNOSTICS INCORPORATED,

                                    as Issuer

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                            as Subsidiary Guarantors

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee


                          Second Supplemental Indenture


                          Dated as of November 26, 2001


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                                              TABLE OF CONTENTS

                                                                                                               Page
Article I   DEFINITIONS...........................................................................................3

         SECTION 1.1 Certain Terms Defined in the Indenture.......................................................3

         SECTION 1.2 Definitions..................................................................................3

Article II FORM AND TERMS OF THE DEBENTURES.......................................................................5

         SECTION 2.1 Form and Dating..............................................................................5

         SECTION 2.2 Terms of the Debentures......................................................................6

         SECTION 2.3 Payment of Interest; Interest Rights Reserved...............................................11

         SECTION 2.4 Events of Default...........................................................................11

         SECTION 2.5 Unconditional Right of Holders to Receive Principal, Premium and Interest...................12

         SECTION 2.6 Selection by Trustee of Securities to be Redeemed...........................................12

         SECTION 2.7 Conversion Arrangement on Call for Redemption...............................................13

         SECTION 2.8 Purchase at the Option of Holders...........................................................14

         SECTION 2.9 Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance....25

         SECTION 2.10 Release of Guarantees......................................................................25

         SECTION 2.11 Conversions................................................................................25

Article III MISCELLANEOUS........................................................................................40

         SECTION 3.1 Governing Law...............................................................................40

         SECTION 3.2 Separability................................................................................40

         SECTION 3.3 Counterparts................................................................................40

         SECTION 3.4 Ratification................................................................................41

         SECTION 3.5 Effectiveness...............................................................................41

EXHIBITS
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EXHIBIT A--Form of 1.75% Contingent Convertible Debenture due 2021..............................................A-1

EXHIBIT B--Form of Additional Subsidiary Guarantee..............................................................B-1

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                          SECOND SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of November 26, 2001 among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), and the Subsidiary Guarantors (as defined in the First Supplemental Indenture defined below).

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company, the Trustee and the Initial Subsidiary Guarantors executed and delivered an Indenture, dated as of June 27, 2001 (the "Base Indenture"), as supplemented by the first Supplemental Indenture as of June 27, 2001 (the "First Supplemental Indenture"), and as further supplemented by this Second Supplemental Indenture (collectively, the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

                  WHEREAS, the issuance and sale of $250,000,000 aggregate principal amount of a new series of the Company's 1.75% Contingent Convertible Debentures due November 30, 2021 guaranteed by the Subsidiary Guarantors (the "Debentures") has been authorized by resolutions adopted by the Board of Directors of the Company and the Subsidiary Guarantors;

                  WHEREAS, the Company desires to issue and sell $250,000,000 aggregate principal amount of the Debentures on the date hereof;

                  WHEREAS, Sections 901(2), 901(3), 901(7), and 901(9) of the
Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things, (a) add additional Events of Default for the benefit of the Holders of all or any series of Securities, (b) establish the form and terms of any series of Securities and (c) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or make any other provisions with respect to matters or questions arising under the Base Indenture;

                  WHEREAS, the Company and the Subsidiary Guarantors desire to
(a) add additional Events of Default for the benefit of the Holders of all series of Securities, including the Debentures (except as may be provided in a future supplemental indenture to the Indenture (a "Future Supplemental Indenture")), (b) establish the form and terms of the Debentures and (c) provide whether certain Articles of the Indenture will apply to all series of Securities, including the Debentures (except as may be provided in a Future Supplement Indenture); and

                  WHEREAS, all things necessary to make this Second Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

                  NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Debentures by the Holders thereof, the parties hereto herby enter into this Second Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


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                                   Article I

                                   DEFINITIONS

SECTION 1.1  Certain Terms Defined in the Indenture.

                  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.

SECTION 1.2  Definitions.

                  (a) Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 101 of the Indenture shall be amended by adding the following new definitions:

                  "Capital Stock" for any Person means any and all shares, interests, partnership interests, rights, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that Person.

                  "Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

                  "NYSE" means The New York Stock Exchange, Inc.

                  "Officer" means the Chairman of the Board, the President or any Vice President, the Treasurer, the Comptroller or an Assistant Comptroller, or the Secretary or an Assistant Secretary of the Company or any Subsidiary Guarantor, as the case may be.

                  "Purchase Date" means the Repayment Date.

                  "Purchase Price" means the Repayment Price.

                  "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  (b) Definitions of the following terms in this Second Supplemental Indenture may be found in the Sections indicated as follows:

                  Term                                       Defined in Section
                  ----                                       ------------------

                  "Applicable Stock"                         Section 1302(b)

                  "Base Indenture"                           Recitals

                  "beneficial owner"                         Section 1302(a)


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                  "Bid Solicitation Agent"                   Section 2.2(e)

                  "cash"                                     Section 1303(a)

                  "Cash Distribution Excess Amount"          Section 1703(e)

                  "Change of Control"                        Section 1302(a)

                  "Change of Control Purchase Date"          Section 1302(a)

                  "Change of Control Purchase Notice"        Section 1302(b)

                  "Change of Control Purchase Price"         Section 1302(a)

                  "Company Notice"                           Section 1303(d)

                  "Contingent Interest Period"               Section 2.2(d)(ii)

                  "Continuing Director"                      Section 1302(a)

                  "Conversion Agent"                         Section 2.2(e)

                  "Conversion Price"                         Section 2.2(i)

                  "Conversion Rate"                          Section 1701(b)

                  "Current Market Price"                     Section 1703(g)

                  "Debenture Market Price"                   Section 2.2(d)(ii)

                  "Debentures"                               Recitals

                  "Depository"                               Section 2.1(a)

                  "Ex-dividend Time"                         Section 1701(b)

                  "Expiration Time"                          Section 1703(f)

                  "Fair Market Value"                        Section 1703(g)

                  "First Supplemental Indenture"             Recitals

                  "Five Trading Day Period"                  Section 2.2(d)(ii)

                  "Global Debenture"                         Section 2.1(a)

                  "Indenture"                                Recitals

                  "Market Price"                             Section 1303(c)

                  "Non-Electing Share"                       Section 1704


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                  "Paying Agent"                             Section 2.2(e)

                  "Purchase Date"                            Section 1301(a)

                  "Purchase Notice"                          Section 1301(a)

                  "Purchase Price"                           Section 1301(a)

                  "Record Date"                              Section 1703(g)

                  "Reference Period"                         Section 1703(d)

                  "Regular Cash Dividend"                    Section 2.2(d)(ii)

                  "Sale Price"                               Section 1303(c)

                  "Second Supplemental Indenture"            Recitals

                  "Spin-Off"                                 Section 1703(d)

                  "Tender Offer Excess Amount"               Section 1703(f)

                  "Trigger Event"                            Section 1703(d)

                                   Article II

                        FORM AND TERMS OF THE debentures

SECTION 2.1  Form and Dating.

                  The Debentures, the applicable Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon. The Debentures may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Debenture shall be dated the date of its authentication. The Debentures and any beneficial interest in the Debentures shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and notations contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Debentures. The Debentures shall be issued initially in the form of one or more fully registered global debentures (the "Global Debentures"), which shall be deposited on behalf of the purchasers of the Debentures represented thereby with The Depository Trust Company, New York, New York (the "Depository") and registered in the name of Cede & Co., the Depository's nominee, duly executed by the Company, authenticated by the Trustee and with guarantees endorsed thereon as hereinafter provided. The aggregate principal amount of outstanding Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.


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                  The Global Debentures may not be transferred except by the
         Depository, in whole and not in part, to another nominee of the Depository or to a successor of the Depository or its nominee. If at any time (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Debentures or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository for the Global Debentures is not appointed by the Company within 90 days after delivery of such notice, (ii) the Company in its sole discretion determines that the Global Debentures will be exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Debentures under the Indenture, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, definitive Debentures in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Debentures deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Debentures that shall be registered in the name of the Depository or the nominee of the Depository and shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions.

                  Depository Participants shall have no rights either under this Indenture or with respect to any Global Debentures held on their behalf by the Depository or under such Global Debentures. The Depository shall be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Debenture for all purposes under this Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Depository Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Debentures.

                  (c) Definitive Debentures. Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to Global Debentures. Except as provided above in subsection (a), owners of beneficial interests in the Global Debentures will not be entitled to receive physical delivery of definitive Debentures.

                  (d) Transfer and Exchange of the Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor. Beneficial interests in the Global Debentures may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Debentures.

SECTION 2.2  Terms of the Debentures.

                  The following terms relating to the Debentures are hereby established:

                  (a) Title. The Debentures shall constitute a series of Securities having the title "1.75% Contingent Convertible Debentures due 2021."


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                  (b) Principal Amount. The aggregate principal amount of the
         Debentures that may be authenticated and delivered under the Indenture (except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) shall be $250,000,000.

                  (c) Stated Maturity. The entire outstanding principal of the Debentures shall be due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, on November 30, 2021.

                  (d) Interest and Contingent Interest

                           (i) The rate at which the Debentures shall bear
                  interest shall be 1.75% per annum; the date from which interest shall accrue on the Debentures shall be November 26, 2001, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Debentures shall be November 30 and May 31 of each year, beginning May 31, 2002; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15, as the case may be, next preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Regular Record Date, and such Defaulted Interest, may be paid to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                           (ii) In addition, subject to the accrual and record
                  date provisions hereinafter specified, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from December 1 to May 31 and from June 1 to November 30, commencing December 1, 2004, if the average Debenture Market Price of a Debenture for the Five Trading Day Period with respect to such Contingent Interest Period equals $1,200 or more.

                           The amount of contingent interest payable per $1,000
                  principal amount of Debentures in respect of any Contingent Interest Period shall equal the greater of (1) 0.25% of the average Debenture Market Price of a Debenture for the Five Trading Day Period and (2) the sum of all Regular Cash Dividends, if any, paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the Conversion Rate in effect on the date on each such payment date.

                           Contingent interest, if any, will accrue and be
                  payable to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period or, if the Company pays a Regular Cash Dividend during the relevant Contingent Interest Period, to Holders as of the record date for the related Regular Cash Dividend. Such payments will be paid on the last day of the relevant Contingent Interest Period or, if the Company pays a Regular Cash Dividend during the relevant Contingent Interest Period, on the payment


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                  date of the related Regular Cash Dividend. Regular cash
                  interest will continue to accrue at the rate of 1.75% per year on the principal amount of the Debentures whether or not contingent interest is paid.

                           "Five Trading Day Period" means, with respect to any
                  Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five Trading Day Period" shall mean, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

                           "Regular Cash Dividends" means quarterly or other
                  periodic cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by such Board of Directors as extraordinary or special or other nonrecurring dividends.

                           "Debenture Market Price" means, as of any date of
                  determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Bid Solicitation Agent for $10 million principal amount of Debentures at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures as of such determination date, then the Debenture Market Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Sale Price for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five trading day period and ending on such determination date, of any event described in Section 1703 of the Indenture.

                           Upon a determination by the Company that Holders will
                  be entitled to receive contingent interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site on the World Wide Web or through such other public medium as the Company may use at that time.

                           (iii) If the Company elects to redeem, or the Holders
                  elect to require the Company to repurchase, the Debentures on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid interest, including contingent interest, if any, on the Debentures to, but not including, the applicable Redemption Date, Purchase Date or Change of Control Purchase Date, as the case may be, to the same Holder to whom the Company pays the principal of the Debentures being redeemed or repurchased, as the case may be.

                           Except as provided below, if any Debentures are
                  surrendered for conversion on any date other than an Interest Payment Date, the Holder of such Debentures will not be


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                  entitled to receive any interest, including contingent
                  interest, if any, that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with Article 17 of the Indenture, any accrued and unpaid interest on such Debentures will be deemed to have been paid in full.

                           If a Holder of Debentures converts on a date after a
                  Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, the Holder of such Debentures will receive on that Interest Payment Date accrued and unpaid interest on such Debentures, but, at the time the Holder surrenders such Debentures for conversion, the Holder must pay the Company the interest that has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Debentures that will be redeemed by the Company after a Regular Record Date but prior to the corresponding Interest Payment Date.

                           (iv) If the principal amount of or any portion of
                  such principal amount of, or any interest, including contingent interest, if any, on, any Debentures is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture or on the Stated Maturity or on Redemption Date, Repurchase Date or Change of Control Purchase Date), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the applicable Interest Rate, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

                  (e) Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Debentures may be presented for purchase or payment ("Paying Agent") and an office or agency where Debentures may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act as set forth under the caption "Contingent Interest" in the Debentures. The Company may have one or more additional paying agents and one or more additional conversion agents.

                  The Company shall enter into an appropriate agency agreement with any Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. If the Company fails to maintain a Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 606 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent. None of the Company or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

                  The Company initially appoints the Trustee as Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Debentures.

                  (f) Place of Payment.

                           (i) The Place of Payment for the Debentures and the
                  place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee or such other office or


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                  agency of the Company as may be designated for such purpose.
                  Payment of principal and interest and contingent interest, if any, on the Debentures will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                           (ii) The Company will pay principal on (1) Global
                  Debentures to DTC in immediately available funds and (2) any definitive Debentures in immediately available funds at the Company's office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee.

                           (iii) The Company will pay interest, including
                  contingent interest, if any, on (1) Global Debentures to DTC in immediately available funds, (2) any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the Holders of these Debentures, and (3) any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the Holders of these Debentures. At Stated Maturity the Company will pay interest on any definitive Debentures at the Company's office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee.

                  (g) Redemption. At any time on or after November 30, 2004, the Company, at its option, may redeem in principal amounts of $1,000 or integral multiples of $1,000 the Debentures for cash as a whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, including contingent interest, if any, to, but excluding, the Redemption Date.

                  Debentures or portions thereof to be redeemed as of a Redemption Date will be convertible by the Holders of such Debentures until the close of business on the second Business Day prior to the Redemption Date.

                  (h) Repurchase.

                           (i) The Debentures shall be repurchased by the
                  Company in accordance with the provisions and at the Repurchase Price set forth under the caption "Repurchase by the Company at the Option of the Holder" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Thirteen, as amended by Section
                  2.11 hereof.

                           (ii) The Debentures shall be purchased by the Company
                  in accordance with the provisions and at the Change of Control Purchase Price set forth under the caption "Purchase of Securities at Option of Holder Upon a Change of Control" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Thirteen, as amended by Section 2.11 hereof.

                  (i) Conversion. The Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Seventeen.

                           "Conversion Price" means initially $87.50, subject to
                  adjustment as set forth in the Indenture.


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                  (j) Guarantees. The Debentures shall be guaranteed by the
         Subsidiary Guarantors in accordance with Article Sixteen of the Indenture.

SECTION 2.3  Payment of Interest; Interest Rights Reserved.

                  Except as may be provided in a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 307(a) of the Base Indenture, as supplemented by the First Supplemental Indenture, shall be amended by adding the following paragraph before the final paragraph in Section 307(a) thereof:

                  In the event Securities of any series or a portion thereof is surrendered for conversion during a period (1) after the Regular Record Date immediately preceding any Interest Payment Date and on or prior to such Interest Payment Date or (2) if contingent interest is payable to Holders of Securities during any six-month period, after the record date for such contingent interest and on or prior to the payment date therefor (unless, in either case, such Securities or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), the Company will pay on such Interest Payment Date or payment date, as the case may be, interest or contingent interest due and payable on such Interest Payment Date or payment date, as the case may be, notwithstanding such conversion, and the Company will pay such interest (whether or not punctually paid or duly provided for) to the Person in whose name such Securities (or one or more Predecessor Securities) are registered at the close of business on such Regular Record Date and will pay such contingent interest to the Person in whose name such Securities (or one or more Predecessor Securities) are registered at the close of business on such record date; provided, however, that such payment of interest or contingent interest shall be subject to the payment to the Company by the Holder of such Securities or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest or contingent interest, in accordance with Section 1702 hereof. Except as otherwise provided in the immediately preceding sentence, in the case of any Security which is converted, interest or contingent interest due and payable after the date of conversion of such Security shall not be payable.

SECTION 2.4  Events of Default.

                  Except as may be provided by a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Subsection 501 of the Base Indenture, as supplemented by the First Supplemental Indenture, shall be amended by deleting Subsections (1), (2) and (9) thereof in their entirety and replacing such Subsections with new Subsections (1), (2) and
(9) and adding a new Subsection (10) to Section 501 thereof as follows:

                  (1) default in the payment of any interest, including contingent interest, if any, upon, or any Additional Amount payable in respect of, any Security of that series or of any coupon appertaining thereto, when such interest, including contingent interest, if any, or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal of (or premium, if any, on), or Redemption Price, Repayment Price or Change of Control Purchase Price of, any Security of that series when it becomes due and payable at its Maturity; or

                  (9) failure to convert any Security of that series into shares of the Company's Common Stock upon exercise of a Holder's conversion right, unless such failure is cured within five days after written notice of default is given to the Company by the Trustee; or

                  (10) any other Event of Default provided with respect to Securities of that series.

SECTION 2.5 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 508 of the Base Indenture, as supplemented by the First Supplemental Indenture, shall be amended by replacing that section with the following:

                  SECTION 508 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307 hereof) interest and contingent interest, if any, and Additional Amounts, if any, on such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or in the case of redemption, to receive the Redemption Price and accrued interest and contingent interest, if any, on the Redemption Date, or in the case of a repurchase, to receive the Purchase Price and accrued interest and contingent interest, if any, on the Purchase Date, or in the case of a Change of Control, to receive the Change of Control Purchase Price and accrued interest and contingent interest, if any, on the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 2.6  Selection by Trustee of Securities to be Redeemed.

                  Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 1103 of the Base Indenture, as supplemented by the First Supplemental Indenture, shall be amended as follows:

                  (a) by deleting the words "by such method" in the fifth line thereof and, in their place, adding the words "by lot, on a pro rata basis or such other method;" and

                  (b) by adding a new sentence at the end thereof as follows:

                           "If the Trustee selects a portion of a Holder's
                  Securities of any series for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption."

SECTION 2.7  Conversion Arrangement on Call for Redemption.

                  Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, a new Section 1108 shall be added to the Base Indenture, as supplemented by the First Supplemental Indenture, as follows:

                  SECTION 1108 Conversion Arrangement on Call for Redemption.

                  In connection with the Securities of any series, the Company may arrange for the purchase and conversion of any Securities called for redemption and not surrendered for conversion by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price plus any accrued and unpaid interest and contingent interest, if any, with respect to such Securities. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Securities, including accrued interest and contingent interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid in trust for the Holders by such investment bankers or other purchasers. If such an agreement is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the close of business on the second Business Day prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such investment bankers or other purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Seventeen) surrendered by such investment bankers or other purchasers for conversion, all as of immediately prior to the close of business on the Business Day immediately prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such investment bankers or other purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such investment bankers or other purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

SECTION 2.8  Purchase at the Option of Holders.

                  Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Article Thirteen of the Base Indenture, as supplemented by the First Supplemental Indenture, shall be replaced in its entirety with the following:

                                ARTICLE THIRTEEN

                        PURCHASE AT THE OPTION OF HOLDERS

                  SECTION 1301 Purchase of Debentures by the Company at Option of the Holder. (a)General. Debentures shall be purchased by the Company pursuant to Section 6 of the Debentures at the option of the Holder on November 30, 2004, 2005, 2008, 2012 and 2016 (each, a "Purchase Date"), at a purchase price equal to the principal amount of those Debentures plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the Purchase Date (the "Purchase Price"), subject to the provisions of Section 1303 hereof. Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the third Business Day prior to such Purchase Date stating:

                           (A) the certificate number of the Debenture which the
                  Holder will deliver to be purchased or the appropriate Depository procedures if definitive Debentures have not been issued,

                           (B) the portion of the principal amount of the
                  Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or a whole multiple of $1,000,

                           (C) that such Debenture shall be purchased by the
                  Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Debentures and in this Indenture, and

                           (D) in the event the Company elects, pursuant to
                  Section 1303 hereof, to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, as set forth in Section 1303 hereof, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate) or
                  (ii) to receive cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Debenture to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1301 only if the

         Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1303 hereof, fails to indicate such Holder's choice with respect to the election set forth in Section 1301(a)(1)(D), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1301, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 1301 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this
         Section 1301(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1304 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  SECTION 1302 Purchase of Debentures at Option of the Holder upon Change of Control. (a)(1) If a Change of Control occurs (subject to certain exceptions set forth below), the Debentures not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, on the date that is 30 days after the date of the Company Notice with respect to a Change of Control given by the Company in accordance with Section 1303(d) hereof (the "Change of Control Purchase Date") at a purchase price equal to the principal amount of those Debentures plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the Change of Control Purchase Date (the "Change of Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1302(b) hereof.

                  A "Change of Control" will be deemed to have occurred at such time after the Debentures are originally issued when any of the following events shall occur:

                           (i) the acquisition by any person, including any
                  syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction, or a series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors (other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans or any acquisition by any underwriter temporarily holding shares of the Capital Stock of the Company pursuant to an offering thereof), except that any of those persons shall be deemed to have beneficial ownership of all shares of the Capital

                  Stock of the Company it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition; or

                           (ii) the first day on which a majority of the members
                  of the board of directors of the Company are not Continuing Directors; or

                           (iii) the Company consolidates or merges with or into
                  any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; and (2) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; and (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares, American Depositary Shares or analogous securities of the surviving Person or a direct or indirect parent of the surviving corporation.

                  A "Continuing Director" shall mean:

                           (i) an individual who was a member of the Board of
                  Directors of the Company first elected by the stockholders or by the Board of Directors prior to the date hereof or prior to the time that any person (other than SmithKline Beecham plc) becomes after the date hereof the holder of record of in excess of 20% of the Capital Stock of the Company entitled to vote in the election of directors; or

                           (ii) an individual designated (before such
                  individual's initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

                  (2) Notwithstanding the provisions of Section 1302(a)(1) hereof, the Company shall not be required to purchase the Debentures of the Holders upon a Change of Control pursuant to this Section 1302 if:

                           (i) the Sale Price per share of Common Stock for any
                  five Trading Days within (1) the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (i) or (ii) of the definition of Change of Control above, or (2) the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (iii) of the definition of Change of Control above, in each case, equals or exceeds 120% of the Conversion Price of the Debentures in effect on each of those five Trading Days; or

                           (ii) 100% of the consideration in the transaction or
                  transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Change of Control consists of shares of common stock, ordinary shares, American Depositary Shares or analogous securities traded or to be traded immediately following a Change of Control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Debentures become convertible into that common stock, ordinary shares, American Depositary Shares or analogous securities (and any rights attached thereto).

                  For the purposes of this Section 1302, (x) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

                  (b) A Holder may exercise its rights specified in Section 1302(a) hereof upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time on or prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date stating:

                  (1) the certificate number of the Debenture which the Holder will deliver to be purchased or the appropriate depositary procedures if definitive Debentures have not been issued;

                  (2) the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or a whole multiple of $1,000;

                  (3) that such Debenture shall be purchased pursuant to the terms and conditions specified in Section 7 of the Debentures and in this Indenture; and

                  (4) in the event the Company elects, pursuant to Section 1303 hereof, to pay the Change of Control Purchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Change of Control Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Change of Control Purchase Price in shares of Applicable Stock is not satisfied prior to the close of business on the third Business Day prior to the relevant Change of Control Purchase Date, as set forth in Section 1303 hereof, whether such Holder elects (i) to withdraw such Change of Control Purchase Notice as to some or all of the Debentures to which such Change of Control Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate) or (ii) to receive cash in respect of the entire Change of Control Purchase Price for all Debentures (or portions thereof) to which such Change of Control Purchase Notice relates.

                  "Applicable Stock" means (i) the Common Stock and (ii) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, ordinary shares, American Depositary Shares or analogous securities (and any rights attached thereto) of such surviving corporation or its direct or indirect parent corporation.

                  The delivery of such Debenture to the Paying Agent with the Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 1302 and Section 1303 hereof only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

                  If a Holder, in such Holder's Change of Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1304 hereof, fails to indicate such Holder's choice with respect to the election set forth in Section 1302(b)(4) hereof, such Holder shall be deemed to have elected to receive cash in respect of the entire Change of Control Purchase Price for all Debentures subject to such Change of Control Purchase Notice in the circumstances set forth in such Section 1302(b)(4).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1302 and Section 1303 hereof, a portion of a Debenture if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 1302 and Section 1303 hereof shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 1302(b) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the last Business Day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1305 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

                  SECTION 1303 Company's Right to Elect Manner of Payment of Purchase Price and Change of Control Purchase Price for Payment. (a) The Debentures to be purchased on any Purchase Date or Change of Control Purchase Date, as the case may be, pursuant to Sections 1301(a) and 1302(a) hereof, respectively, may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or Applicable Stock, or in any combination of cash and Applicable Stock, subject to the conditions set forth in Sections 1303(c) and (d) hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 1303(d) hereof, whether the Company will purchase the Debentures for cash or Applicable Stock, or, if a combination thereof, the percentages of the Purchase Price or Change of Control Purchase Price, as the case may be, of Debentures in respect of which it will pay in cash or Applicable Stock; provided that the Company will pay cash for fractional interests in Applicable Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to
         Section 1301 or 1302 hereof, as the case may be, shall receive the same percentage of cash or Applicable Stock in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, for such Debentures, except (i) as provided in this Section 1303(a) with regard to the payment of cash in lieu of fractional Applicable Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Applicable Stock because any necessary qualifications or registrations of the Applicable Stock under applicable state Debentures laws cannot be obtained, the Company shall purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to Section 1303(b) or 1303(d) hereof in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Purchase Date or Change of Control Purchase Date, as the case may be, any condition to the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in whole or in part, in Applicable Stock.

                  At least three Business Days before the date of the relevant Company Notice given pursuant to Section 1303(d) hereof, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii) the information required by Section 1303(d) hereof in the Company Notice,

                  (iii) if the Company elects to pay the Purchase Price or Change of Control Purchase Price, as the case may be, or a specified percentage thereof, in shares of Applicable Stock, that the conditions to such manner of payment set forth in Section 1303(c) hereof have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1303(d) hereof.

                  (b) Purchase with Cash. At the option of the Company, the Purchase Price or Change of Control Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 1301(a) hereof or Change of Control Purchase Notice pursuant to Section 1302(b) hereof, as the case may be, has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of such Debentures.

                  (c) Payment by Issuance of Shares of Common Stock. At the option of the Company, the Purchase Price or Change of Control Purchase Price of Debentures in respect of which a Purchase Notice pursuant to
         Section 1301(a) hereof or Change of Control Purchase Notice pursuant to
         Section 1302(b) hereof, as the case may be, has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Applicable Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price or Change of Control Purchase Price, as the case may be, to be paid in Applicable Stock by (ii) 100% of the Market Price with respect to the applicable Purchase Date or Change of Control Purchase Date, as the case may be, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Applicable Stock in payment of the Purchase Price or Change of Control Purchase Price, as the case may be. Instead, the Company will pay cash based on the Market Price with respect to the applicable Purchase Date or Change of Control Purchase Date, as the case may be, of the fractional share. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Applicable Stock shall be based on the aggregate amount of Debentures to be purchased.

                  The Company's right to exercise its election to purchase Debentures through the issuance of Applicable Stock shall be conditioned upon:

                           (i) the Company's not having given its Company Notice
                  of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Debentures with Applicable Stock as provided herein;

                           (ii) the registration of such shares of Applicable
                  Stock under the securities Act and the Exchange Act, in each case, if required for such shares to be freely tradable;

                           (iii) the listing of such shares of Applicable Stock
                  on a United States national securities exchange or the quotation of such shares of Applicable Stock in an inter-dealer quotation system of any registered United States national securities association;

                           (iv) any necessary qualification or registration of
                  such shares of Applicable Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                           (v) the receipt by the Trustee of an Officer's
                  Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Applicable Stock are in conformity with this Indenture and (B) the Applicable Stock to be issued by the Company in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Debentures and the Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Purchase Date or Change of Control Date, as the case may be. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Purchase Date or Change of Control Purchase Date, as the case may be, and the Company has elected to purchase the Debentures pursuant to this Section 1303 through the issuance of Applicable Stock, the Company shall pay the entire Purchase Price or Change of Control Purchase Price, as the case may be, of the Debentures of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the Applicable Stock for the five Trading Day period immediately preceding and including the third day prior to the applicable Purchase Date or Change of Control Purchase Date, as the case may be, (if the third day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Purchase Date or Change of Control Purchase Date, as the case may be, of any event described in Section 1703 or 1704 hereof.

                  The "Sale Price" of the Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the Applicable Stock is not listed on the NYSE, as reported on a national securities exchange, or if not reported on a national securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company shall be entitled to determine the Sales Price on the basis of such quotations as it considers appropriate.

                  (d) Notice of Election. The Company's notice of election to repurchase with cash or Applicable Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 106 of the Indenture (the "Company Notice"). The Company Notice with respect to the Purchase Price shall be sent to Holders (and to beneficial owners as required by applicable law) at least 20 days prior to the relevant Purchase Date. The Company Notice with respect to the Change of Control Purchase Price shall be sent to Holders (and to beneficial owners as required by applicable law) within 30 days after the occurrence of the relevant Change of Control. Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Purchase Price or Change of Control Purchase Price, as the case may be (or a specified percentage thereof), with Applicable Stock, the Company Notice shall:

                  (1) state that each Holder will receive Applicable Stock with a Market Price equal to such specified percentage of the Purchase Price or Change of Control Purchase Price, as the case may be, of the Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the Applicable Stock; and

                  (3) state that because the Market Price of Applicable Stock will be determined prior to the Purchase Date or Change of Control Purchase Date, as the case may be, Holders of the Debentures will bear the market risk with respect to the value of the Applicable Stock to be received from the date such Market Price is determined to the Purchase Date or Change of Control Purchase Date, as the case may be.

                  In any case, each Company Notice shall include a form of Purchase Notice or Change of Control Purchase Notice, as the case may be, to be completed by a Holder and shall state:

                  (i) the Purchase Date or Change of Control, as the case may be;

                  (ii) the Purchase Price or Change of Control Purchase Price, as the case may be, and the Conversion Rate;

                  (iii) whether the Purchase Price or the Change of Control Purchase Price will be paid in cash or Applicable Stock, or a combination thereof;

                  (iv) the date by which the Purchase Notice or the Change of Control Purchase Notice, as the case may be, must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

                  (v) briefly, the events causing a Change of Control and the date of such Change of Control, if any;

                  (vi) the Conversion Rate and any adjustment thereto;

                  (vii) the name and address of the Paying Agent and the Conversion Agent;

                  (viii) that Debentures as to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given may be converted if they are otherwise convertible only in accordance with Article Seventeen hereof and Section 4 of the Debentures if the applicable Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in accordance with the terms of this Indenture;

                  (ix) that Debentures must be surrendered to the Paying Agent to collect payment;

                  (x) that the Purchase Price or Change of Control Purchase Price, as the case may be, for any Debenture as to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given and not withdrawn will be paid promptly following the later of the Purchase Date or Change of Control Purchase Date, as the case may be, and the time of surrender of such Debenture as described in
         (ix);

                  (xi) the procedures the Holder must follow to exercise its purchase rights under Section 1301 or 1302 hereof, as the case may be, and a brief description of those rights;

                  (xii) briefly, the conversion rights of the Debentures;

                  (xiii) the procedures for withdrawing a Purchase Notice or Change of Control Purchase Notice, as the case may be (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1301(a)(1)(D), Section 1302(b)(4) or Section 1304 hereof);

                  (xiv) that, unless the Company defaults in making payment on Debentures for which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been submitted, interest and contingent interest, if any, on such Debentures will cease to accrue on the Purchase Date or Change of Control Purchase Date, as the case may be; and

                  (xv) the CUSIP number of the Debentures.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  (e) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  (f) Taxes. If a Holder of a purchased Debenture is paid in Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 1304 Effect of Purchase Notice or Change of Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 1301(a) or Section 1302(b) hereof, as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn as specified in the following three paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or Debentures by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change of Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 1301(a) or Section 1302(b) hereof, as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 1301(a) or Section 1302(b) hereof, as applicable. Debentures in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Seventeen hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless such Purchase Notice or Change of Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, as the case may be, specifying:

                  (1) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Debenture which remains subject to the original Purchase Notice or Change of Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of
         (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 1301(a)(1)(D) hereof or (ii) a conditional withdrawal containing the information set forth in Section 1301(a)(1)(D) hereof and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  A written notice of withdrawal of a Change of Control Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 1302(b)(4) hereof or (ii) a conditional withdrawal containing the information set forth in Section 1302(b)(4) hereof and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  SECTION 1305 Deposit of Purchase Price or Change of Control Purchase Price. Prior to 10:00 a.m. (New York City Time) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 hereof) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Applicable Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

                  As soon as practicable after the Purchase Date or Change of Control Purchase Date, as the case may be, the Company shall deliver to each Holder entitled to receive Applicable Stock through the Paying Agent, a certificate for the number of full shares of Applicable Stock issuable in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, and cash in lieu of any fractional interests. The person in whose name the certificate for Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be. Subject to Section 1303(c) hereof, no payment or adjustment will be made for dividends on the Applicable Stock the record date for which occurred on or prior to the Purchase Date or Change of Control Purchase Date, as the case may be.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Purchase Price or Change of Control Purchase Price of, and any accrued and unpaid interest, including contingent interest, if any, with respect to, any Debenture for which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been tendered and not withdrawn in accordance with this Indenture then, on the Purchase Date or Change of Control Purchase Date, as the case may be, such Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, and any accrued and unpaid interest, including contingent interest, if any, as aforesaid).

                  SECTION 1306 Debentures Purchased in Part. Any definitive Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased.

                  SECTION 1307 Covenant to Comply With Securities Laws Upon Purchase of Debentures. When complying with the provisions of Section 1301 or 1302 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the

         Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 1301 and 1302 hereof to be exercised in the time and in the manner specified in Sections 1301 and 1302 hereof.

                  SECTION 1308 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or Applicable Stock that remain unclaimed as provided in Section 12 of the Debentures, together with interest or dividends, if any, thereon (subject to the provisions of Section 605 hereof), held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Applicable Stock deposited by the Company pursuant to
         Section 1305 hereof exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 605 hereof).

SECTION 2.9 Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.

                  The provisions of Article Fourteen of the Base Indenture, as supplemented by the First Supplemental Indenture, including the provisions relating to defeasance and covenant defeasance of the Securities under Sections 1402 and 1403 thereof, respectively, shall not apply to the Debentures.

SECTION 2.10  Release of Guarantees.

                  For the sole benefit of the Holders of the Debentures, Section 1605(b) of the Base Indenture, as supplemented by the First Supplemental Indenture, shall not apply to the Debentures.

SECTION 2.11  Conversions.

                  Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, a new Article Seventeen shall be added to the Base Indenture, as supplemented by the First Supplemental Indenture, as follows:

                                ARTICLE SEVENTEEN

                                   CONVERSIONS

                  SECTION 1701 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article Seventeen, a Holder of a Debenture shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or a whole multiple of $1,000) of such Debenture into shares of Common Stock at the Conversion Price in effect on the date of conversion:

                  (1) at any time during any fiscal quarter if the Sale Price of the Common Stock was more than 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter;

                  (2) on any Business Day after July 1, 2021 if the Sale Price of the Common Stock was more than 120% of the Conversion Price for at least one Trading Day after July 1, 2021;

                  (3) at any time prior to the close of business on the second Business Day preceding the Redemption Date, if such Debenture has been called for redemption pursuant to Article Eleven of the Indenture; or

                  (4) as provided in Section 1701(b) hereof.

                  The Company, or such other Person the Company may designate from time to time, shall determine on a daily basis whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above and, if the Debentures shall be so convertible, the Company or such other Person shall promptly deliver to the Conversion Agent and the Trustee written notice thereof. Whenever the Debentures shall become convertible pursuant to this Section 1701, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 106 hereof, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  (b) In addition, in the event that:

                  (1) (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase Common Stock, at a price per share less than the Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, or (B) the Company distributes to all holders of its Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place; provided that, no adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion; or

                  (2) the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 1704 hereof, then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective date of such transaction until 15 days after the actual effective date of such transaction.

                  "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

                  The "Conversion Rate," at any time, shall equal (A) $1,000 divided by (B) the Conversion Price at such time, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).

                  SECTION 1702  Conversion Procedure; Fractional Shares.

                  (a) Each Debenture shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Debenture will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debenture, except as described in Section 1709 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Debentures, but instead shall, subject to
         Section 1703(h) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising such Holder's option to require the Company to repurchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with Section 1304 hereof.

                  (b) Before any Holder of a Debenture shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Debentures issued in global form, comply with the procedures of the Depository in effect at that time, and in the case of definitive Debentures, surrender such Debentures, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

                  Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Debentures, as provided in Section 1709 hereof, and all taxes or duties, if any, as provided in
         Section 1708 hereof.

                  If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debenture, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the penultimate sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

                  (c) A Debenture shall be deemed to have been converted immediately prior to the close of business on the date on which all of the requirements in paragraph (b) above have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

                  (d) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder (subject to the provisions of Section 1708 hereof), a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

                  SECTION 1703  Adjustment of Conversion Price for Common Stock.

                  The Conversion Price shall be adjusted from time to time as follows:

                  (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its Common Stock, then the Conversion Price in effect immediately prior to the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

                  (2) the denominator of which shall be the sum of the numerator and the total number of shares constituting such dividend or distribution.

                  Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 1703(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect immediately prior to the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Debentures are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect immediately prior to the close of business on the day upon which such combination becomes effective shall be proportionately increased.

                  Such reduction or increase, as the case may be, shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 1703(d) hereof) to all holders of its Common Stock entitling them (for a period expiring within 60 days after the record date for such issuance) to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price of Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the securities convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible securities), then the Conversion Price in effect immediately prior to the close of business on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination, plus the number of shares of Common Stock which the aggregate offering price of the total number of additional shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock (as determined in this paragraph (c) above); and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible);

         provided that no adjustment for a transaction referred to in this
         Section 1703(c) shall be made if the Holders of the Debentures may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of the Company's Common Stock may participate in the transaction.

                  Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of its capital stock (other than any dividends or distributions to which Section 1703(a) hereof applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 1703(c) hereof, (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 1704 hereof applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 1703(d) called the "distributed assets"), then, in each such case, subject to the third and fourth succeeding paragraphs, the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be the Current Market Price on the Record Date with respect to such distribution, less the Fair Market Value on such Record Date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Record
                           Date); and

                  (2)      the denominator of which shall be such Current Market
                           Price;

         provided that no adjustment for a transaction referred to in this
         Section 1703(d) shall be made if all Holders of the Debentures may participate in the transaction.

                  Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  Except as provided in the next paragraph, if the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 1703(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 1703(g) hereof to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, the Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

                  Rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of

         Common Stock (including the shares to be issued upon conversion of the Debentures), shall be deemed not to have been distributed for purposes of this Section 1703(d) (and no adjustment to the Conversion Price under this Section 1703(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 1703(d):

                           (1) in the case of any such rights or warrants which
                  shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

                           (2) in the case of such rights or warrants which
                  shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  For purposes of this Section 1703(d) and Sections 1703(a), 1703(b) and 1703(c) hereof, any dividend or distribution to which this
         Section 1703(d) is applicable that also includes (i) shares of Common Stock to which Section 1703(a) hereof applies, (ii) a subdivision or combination of shares of Common Stock to which Section 1703(b) hereof applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 1703(c) hereof applies (or any combination thereof), shall be deemed instead to be:

                           (1) a dividend or distribution of the distributed
                  assets, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 1703(a), 1703(b) and 1703(c) hereof apply, respectively (and any Conversion Price adjustment required by this Section 1703(d) with respect to such dividend or distribution shall then be made), immediately followed by

                           (2) a dividend or distribution of such shares of
                  Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price adjustment required by Sections 1703(a), 1703(b) and 1703(c) hereof with respect to such dividend or distribution shall then be made), except:

                                    (A) the Record Date of such dividend or
                           distribution shall be substituted as (i) "the record date fixed for the determination of stockholders entitled to receive such dividend or distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 1703(a) hereof, (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of

                           Section 1703(b) hereof, and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for such determination" and "Record Date" within the meaning of Section 1703(c) hereof; and

                                    (B) any shares of Common Stock included in
                           such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
                           Section 1703(a) hereof and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  (e) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 1704 hereof applies or as part of a distribution referred to in Section 1703(d) hereof), in an aggregate amount that, combined together with:

                           (1) the aggregate amount of any other such
                  distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to this Section 1703(e) has been made; and

                           (2) the aggregate amount of any cash, plus the Fair
                  Market Value (as determined by the Board of Directors) of consideration paid in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 1703(f) hereof has been made;

         exceeds 15% of the product of the Current Market Price of the Common Stock on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such Record Date (such excess, the "Cash Distribution Excess Amount"), then the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be equal to the Current Market Price of the Common Stock on the Record Date for such distribution less an amount equal to the quotient of (x) the Cash Distribution Excess Amount into (y) the number of shares of Common Stock outstanding on such Record Date; and

                  (2)      the denominator of which shall be such Current Market
                           Price.

                  Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to all holders of its Common Stock (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors as of the Expiration Time (as defined below)) that combined together with:

                           (1) the aggregate amount of any cash plus the Fair
                  Market Value (as determined by the Board of Directors as of the expiration of the relevant tender offer) of consideration payable in respect of any other tender offers by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 1703(f) has been made; and

                           (2) the aggregate amount of any distributions to all
                  holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 1703(e) hereof has been made;

         exceeds 15% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the "Tender Offer Excess Amount"), then the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction:

                           (1) the numerator of which shall equal to the Current
                  Market Price of the Common Stock at the Expiration Time less an amount equal to the quotient of (x) the Tender Offer Excess Amount into (y) the number of shares of Common Stock outstanding at the Expiration Time; and

                           (2) the denominator of which shall be such Current
                  Market Price.

                  Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 1703(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 1703(f).

                  Pursuant to rights issued under the Company's shareholder rights plan, if holders of the Debentures exercising the right of conversion attaching thereto after the date the rights separate from the underlying Common Stock are not entitled to receive the rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon conversion, the Conversion Price will be adjusted as though the rights were being distributed to holders of Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion price on an equitable basis.

                  (g) For purposes of this Article Seventeen, the following terms shall have the meanings indicated:

                  "Current Market Price" on any date means the average of the daily Sales Price per share of Common Stock for the 10 consecutive Trading Days immediately prior to such date; provided, however, that if:

                           (1) the "ex" date (as hereinafter defined) for any
                  event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 1703(a), (b), (c), (d), (e) or (f) hereof occurs during such 10 consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                           (2) the "ex" date for any event (other than the
                  issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
                  Section 1703(a), (b), (c), (d), (e) or (f) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                           (3) the "ex" date for the issuance or distribution
                  requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 1703(d), (e) or (f) hereof) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                  For purposes of any computation under Section 1703(f) hereof, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 1703(a), (b), (c), (d), (e) or (f) hereof occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                           (1) with respect to any issuance or distribution,
                  means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

                           (2) with respect to any subdivision or combination of
                  shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                           (3) with respect to any tender or exchange offer,
                  means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

                  Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 1703, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 1703 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

                  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company shall be entitled to make such additional reduction in the Conversion Price, in addition to those required by Sections 1703(a), (b), (c), (d), (e) and (f) hereof, as shall be necessary, as determined by the Board of Directors, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

                  (i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures maintained by the Security Registrar, at least 10 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

                  (j) In any case in which this Section 1703 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in
         Section 1705 hereof) issuing to the Holder of any Debentures converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver -------- ------- to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (k) All calculations under this Section 1703 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and
         0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 1703, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 1703 shall be made successively whenever an event requiring such an adjustment occurs.

                  (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 1703, the Holder of any Debentures thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Debentures originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 1703, and the provision of Sections 1701, 1702 and 1704 through 1709 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                  (m) No adjustment shall be made pursuant to this Section 1703
         (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Debentures may participate without conversion in the transaction that would otherwise give rise to an adjustment pursuant to this
         Section 1703.

                  SECTION 1704 Consolidation or Merger of the Company.

                  If any of the following events occurs, namely:

                  (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) or any combination thereof with respect to or in exchange for such Common Stock; or

                  (3) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) or any combination thereof with respect to or in exchange for such Common Stock;

         then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall be convertible into the kind and amount of stock, securities or other property or assets (including cash) or any combination thereof which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of stock, securities or other property or assets (including cash) or any combination thereof receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 1704, the kind and amount of stock, securities or other property or assets (including cash) or any combination thereof receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Seventeen. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes stock, securities or other property or assets (including cash) or any combination thereof of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article Thirteen hereof.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section 1704 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 1704 applies to any event or occurrence,
         Section 1703 hereof shall not apply.

                  SECTION 1705 Notice of Adjustment.

                  Whenever an adjustment in the Conversion Price with respect to the Debentures is required:

                           (1) the Company shall forthwith place on file with
                  the Trustee and any Conversion Agent for such Debentures a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                           (2) a notice stating that the Conversion Price has
                  been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 106 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  SECTION 1706 Notice in Certain Events.

                  In case:

                           (1) of a consolidation or merger to which the Company
                  is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

                           (2) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Company; or

                           (3) of any action triggering an adjustment of the
                  Conversion Price referred to in clauses (x) or (y) below;

         then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Debentures in the manner provided in Section 106 hereof, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article Seventeen, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article Seventeen is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

                  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause
         (1), (2) or (3) of this Section 1706.

                  SECTION 1707  Company To Reserve Stock: Registration; Listing.

                           (a) The Company shall, in accordance with the laws of
                  the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such Debentures would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Debentures by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in
                  Section 1708 hereof, taxes with respect to the issue thereof.

                           (b) If any shares of Common Stock which would be
                  issuable upon conversion of Debentures hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the NYSE, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Debentures, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debentures prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

                  SECTION 1708 Taxes on Conversion.

                  The issue of stock certificates on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Debentures which are not so converted in a name other than that in which the Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

                  SECTION 1709  Conversion After Record Date.

                  Except as provided below, if any Debentures are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Debentures shall not be entitled to receive any interest, including contingent interest, if any, that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article Seventeen, any accrued and unpaid interest, including contingent interest, if any, on such Debentures will be deemed to have been paid in full.

                  If any Debentures are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Debentures at the close of business on such Record Date shall receive the interest, including contingent interest, if any, payable on such Debentures on such Interest Payment Date notwithstanding the conversion thereof. Debentures surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest, including contingent interest, if any, payable on such Interest Payment Date on the Debentures being surrendered for conversion. Except as provided in this Section 1709, no adjustments in respect of payments of interest, including contingent interest, if any, on Debentures surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Debentures.

                  SECTION 1710  Company Determination Final.

                  Any determination that the Company or the Board of Directors must make pursuant to this Article Seventeen shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

                  SECTION 1711 Responsibility of Trustee for Conversion Provisions.

                  The Trustee has no duty to determine when an adjustment under this Article Seventeen should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for any failure of the Company to comply with this Article Seventeen. Each Conversion Agent other than the Company shall have the same protection under this Section 1711 as the Trustee.

                  The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

                  SECTION 1712 Unconditional Right of Holders to Convert.

                  Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to convert its Debenture in accordance with this Article Seventeen and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                  Article III

                                  MISCELLANEOUS

SECTION 3.1  Governing Law.

                  This Second Supplemental Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.2  Separability.

                  In case any provision in this Second Supplemental Indenture or in any Securities, including the Debentures, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3  Counterparts.

                  This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.

SECTION 3.4  Ratification.

                  The Base Indenture, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture or the First Supplemental Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture.

SECTION 3.5  Effectiveness.

                  The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        THE BANK OF NEW YORK,
                                                 as Trustee


                                        By:   /s/ Marie E. Trimboli
                                           -------------------------------------
                                           Name:  Marie E. Trimboli
                                           Title: Assistant Vice President

                                        QUEST DIAGNOSTICS INCORPORATED


                                        By:   /s/ Joseph P. Manory
                                           -------------------------------------
                                           Name:  Joseph P. Manory
                                           Title: Vice President and Treasurer



                                        QUEST DIAGNOSTICS INCORPORATED (CA)
                                        QUEST DIAGNOSTICS INCORPORATED (CT)
                                        QUEST DIAGNOSTICS INCORPORATED (MA)
                                        QUEST DIAGNOSTICS INCORPORATED (MD)
                                        QUEST DIAGNOSTICS INCORPORATED (MI)
                                        QUEST DIAGNOSTICS OF PENNSYLVANIA INC.
                                        LABORATORY HOLDINGS INCORPORATED
                                        DIAGNOSTIC REFERENCE SERVICES INC.
                                        DPD HOLDINGS, INC.
                                        METWEST INC.
                                        NICHOLS INSTITUTE DIAGNOSTICS
                                        QUEST DIAGNOSTICS LLC
                                        QUEST DIAGNOSTICS CLINICAL
                                           LABORATORIES, INC.
                                        QUEST DIAGNOSTICS HOLDINGS
                                           INCORPORATED


                                        By:   /s/ Joseph P. Manory
                                           -------------------------------------
                                           Name:  Joseph P. Manory
                                           Title: Vice President and Treasurer



                                        PATHOLOGY BUILDING PARTNERSHIP

                                        By: Quest Diagnostics Incorporated (MD)
                                              as General Partner


                                        By:   /s/ Joseph P. Manory
                                           -------------------------------------
                                           Name:  Joseph P. Manory
                                           Title: Vice President and Treasurer

                                        QUEST DIAGNOSTICS INVESTMENTS
                                           INCORPORATED


                                        By:   /s/ Peter C. Fulweiler
                                           -------------------------------------
                                           Name:  Peter C. Fulweiler
                                           Title: President




                                        QUEST DIAGNOSTICS FINANCE
                                           INCORPORATED


                                        By:   /s/ Peter C. Fulweiler
                                           -------------------------------------
                                           Name:  Peter C. Fulweiler
                                           Title: President

                                                                       EXHIBIT A

             Form of 1.75% Contingent Convertible Debenture due 2021


    [The following legends apply only if the Debenture is a Global Debenture:

                  FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF THIS SECURITY IS $990.00 PER DEBENTURE AND THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS NOVEMBER 26, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IS 7.00% PER ANNUM, COMPOUNDED SEMIANNUALLY.

                  THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         QUEST DIAGNOSTICS INCORPORATED

                 1.75% Contingent Convertible Debenture due 2021

                   Unconditionally guaranteed as to payment of
                          principal of and interest by
                            the Subsidiary Guarantors

No.  0 (Specimen)                                                   $250,000,000

CUSIP: 74834LAF7

                  Quest Diagnostics Incorporated, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $250,000,000 on November 30, 2021 (the "Stated Maturity") (except to the extent redeemed or repaid prior to the Stated Maturity) and to pay interest thereon from November 26, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 1.75% per annum, on May 31 and November 30 of each year, commencing May 31, 2002, on the Stated Maturity and on any Redemption Date (each such date, an "Interest Payment Date") until the principal hereof is paid or made available for payment.

                  1. Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business May 15 or November 15 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the "Regular Record Date"). Any such interest not punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption," upon the date set for payment of the Change of Control Purchase Price pursuant to "Purchase of Debentures at Option of Holder Upon a Change of Control," upon the date set for payment of the Purchase Price under "Purchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Debenture or otherwise) or any interest, including contingent interest, if any, on any Debenture is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.75% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

                  2. Place of Payment. The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the

Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose. Payment of principal and interest and contingent interest, if any, on the Debentures will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  The Company will pay principal on (1) Global Debentures to DTC in immediately available funds and (2) any definitive Debentures in immediately available funds at the Company's office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee.

                  The Company will pay interest, including contingent interest, if any, on (1) Global Debentures to DTC in immediately available funds, (2) any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the Holders of these Debentures, and (3) any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the Holders of these Debentures. At Stated Maturity the Company will pay interest on any definitive Debentures at the Company's office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee.

                  3. Contingent Interest. Subject to the accrual and record date provisions described below and in the Indenture, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from June 1 to November 30 and from December 1 to May 31, commencing December 1, 2004, if the average Debenture Market Price of a Debenture for the Five Trading Day Period with respect to such Contingent Interest Period equals $1,200 or more.

                  The amount of contingent interest payable per $1,000 principal amount of Debentures in respect of any Contingent Interest Period shall equal the greater of (1) 0.25% of the average Debenture Market Price of a Debenture for the Five Trading Day Period and (2) the sum of all Regular Cash Dividends, if any, paid by the Company per share of Common Stock during that Contingent Interest Period multiplied by the Conversion Rate in effect on the date on each such payment date.

                  Contingent interest, if any, will accrue and be payable to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period or, if the Company pays a Regular Cash Dividend during the relevant Contingent Interest Period, to Holders as of the record date for the related Regular Cash Dividend. Such payments will be paid on the last day of the relevant Contingent Interest Period or, if the Company pays a Regular Cash Dividend during the relevant Contingent Interest Period, on the payment date of the related Regular Cash Dividend. Regular cash interest will continue to accrue at the rate of 1.75% per year on the principal amount of the Debentures whether or not contingent interest is paid.

                  "Five Trading Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five Trading Day Period" shall mean, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

                  "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by such Board of Directors as extraordinary or special or other nonrecurring dividends.

                  "Debenture Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Bid Solicitation Agent for $10 million principal amount of Debentures at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures as of such determination date, then the Debenture Market Price for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Sale Price for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five trading day period and ending on such determination date, of any event described in the Indenture.

                  Upon a determination by the Company that Holders will be entitled to receive contingent interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site on the World Wide Web or through such other public medium as the Company may use at that time.

                  4. Conversion. Subject to the provisions of this paragraph 4 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Debentures into Common Stock at any time during any fiscal quarter if the Sale Price of the Common Stock was more than 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter.

                  Subject to the provisions of this paragraph 4 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Debentures into Common Stock on any Business Day after July 1, 2021 if the Sale Price of the Common Stock was more than 120% of the Conversion Price for at least one Trading Day after July 1, 2021.

                  Subject to the provisions of this paragraph 4 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Debentures into Common Stock at any time prior to the close of business on the second Business Day preceding the Redemption Date, if such Debentures have been called for redemption pursuant to the Indenture.

                  Subject to the provisions of this paragraph 4 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase Common Stock, at a price per share less than the Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, or (B) the Company distributes to all holders of its Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place; provided that no adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion.

                  Subject to the provisions of this paragraph 4 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 1704 of the Indenture, then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective date of such transaction until 15 days after the actual effective date of such transaction.

                  "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

                  The "Conversion Rate," at any time, shall equal (A) $1,000 divided by (B) the Conversion Price at such time, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).

                  The initial Conversion Price is $87.50 and the initial Conversion Rate is 11.4286 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

                  A Debenture in respect of which a Holder has delivered a Purchase Notice or a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  To convert a Debenture, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  The Conversion Rate will be adjusted as set forth in the Indenture for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Debenture holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Debenture into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

                  A Holder may convert a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. Except as provided below in the next succeeding paragraph, if any Debentures are surrendered for conversion on any day other than an Interest Payment

Date, the Holder of such Debentures shall not be entitled to receive any interest, including contingent interest, if any, that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with the Indenture, any accrued and unpaid interest, including contingent interest, if any, on such Debentures will be deemed to have been paid in full.

                  If any Debentures are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Debentures at the close of business on such Record Date shall receive the interest, including contingent interest, if any, payable on such Debentures on such Interest Payment Date notwithstanding the conversion thereof. Debentures surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest, including contingent interest, if any, payable on such Interest Payment Date on the Debentures being surrendered for conversion.

                  Each Debenture shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Debenture will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debenture, except as described in the Indenture. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Debentures, but instead shall, subject to the Indenture, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion.

                  5. Redemption at the Option of the Company. No sinking fund is provided for the Debentures. At any time on or after November 30, 2004, the Company, at its option, may redeem in principal amounts of $1,000 or integral multiples of $1,000 the Debentures for cash as a whole, or from time to time in part, accordance with the Indenture at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the Redemption Date. The Debentures are redeemable upon not less than 30 nor more than 60 days' notice by mail, e-mail or by publication.

                  If the Company redeems less than all of the outstanding Debentures, the Trustee will select the Debentures to be redeemed (1) by lot;
(2) pro rata; or (3) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Debentures for partial redemption and the Holder converts a portion of the same Debentures, the converted portion will be deemed to be from the portion selected for redemption.

                  6. Purchase By the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on November 30, 2004, 2005, 2008, 2012, and 2016 at a Purchase Price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the Purchase Date.

                  To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the third

Business Day prior to such Purchase Date, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

                  The Purchase Price may be paid, at the option of the Company, in cash or Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

                  Holders shall have the right to withdraw any Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with the provisions of the Indenture.

                  If cash (and/or Applicable Stock if permitted under the Indenture) sufficient to pay the Purchase Price of all Debentures, or portions thereof for which a Purchase Notice has been given, is deposited with the Paying Agent, on the Business Day following the Purchase Date interest, including contingent interest, if any, will cease to accrue on such Debentures (or portions thereof) immediately after such Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price upon surrender of such Debenture.

                  7. Purchase By the Company at Option of Holders Upon a Change of Control. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder on the date that is 30 days after the date of the Company Notice with respect to a Change of Control given by the Company in accordance with Section 1303(d) of the Indenture (the "Change of Control Purchase Date"), all or any portion of the Debentures held by such Holder at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, including contingent interest, if any, to, but not including, the Change of Control Purchase Date.

                  To exercise such right, a Holder shall deliver to the Paying Agent a Change of Control Purchase Notice containing the information set forth in the Indenture, at any time on or prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

                  The Change of Control Purchase Price may be paid, at the option of the Company, in cash or Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

                  Holders shall have the right to withdraw any Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with the provisions of the Indenture.

                  If cash (and/or Applicable Stock if permitted under the Indenture) sufficient to pay the Change of Control Purchase Price of all Debentures, or portions thereof for which a Change of Control Purchase Notice has been given, is deposited with the Paying Agent, on the Business Day following the Change of Control Purchase Date interest, including contingent interest, if any, will cease to accrue on such Debentures (or portions thereof) immediately after such Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change of Control Purchase Price upon surrender of such Debenture.

                  [The following paragraph applies only if the Debenture is a Global Debenture:

                  8. Book-Entry. This Debenture is a Global Debenture representing $250,000,000 of the Debentures. This Debenture is a "book entry" Debenture and is being registered in the name of Cede &

Co. as nominee of The Depository Trust Company (the "Depository "), a clearing agency. Subject to the terms of the Indenture, this Debenture will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $1,000 and integral multiples thereof. As long as this Debenture is registered in the name of the Depository or its nominee, the Trustee will make payments of principal and interest on this Debenture by wire transfer of immediately available funds to the Depository or its nominee. Notwithstanding the above, the final payment on this Debenture will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Debenture at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.]

                  9. Guarantees. This Debenture is entitled to the benefits of the Subsidiary Guarantees by each of the Subsidiary Guarantors of the due and punctual payment and performance of the Guarantor Obligations made in favor of the Trustee for the benefit of the Holder of this Debenture. Reference is hereby made to Article Sixteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Subsidiary Guarantors. The Guarantees may be released in certain circumstances as described in the Indenture.

                  10. Events of Default. If an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

                  11. Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures. Such amendment may be effected under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Outstanding Debentures, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures to waive on behalf of all of the Holders of Debentures certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holders of the Debentures and upon all future Holders of the Debentures and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, including contingent interest, if any, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.

                  12. Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of this Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this Debenture, the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest, including contingent interest, if any, on this Debenture on or after the respective due dates expressed herein.

                  13. Authorized Denominations. The Debentures are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof.

                  14. Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Debenture is registrable in the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations herein and therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same.

         [The following paragraph applies only if the Debenture is a Global
Debenture:

                  15. This Debenture is a Global Debenture. If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Debentures in certificated form in exchange for each Global Debenture. In addition, the Company may at any time determine not to have Debentures represented by a Global Debenture and, in such event, will issue Debentures in certificated form in exchange in whole for the Global Debenture representing such Debenture. In any such instance, an owner of a beneficial interest in a Global Debenture will be entitled to physical delivery in certificated form of Debentures equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Debentures so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

                  16. Defined Terms. All terms used in this Debenture, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

                  17. Original Issue Discount Information Reporting Requirements. In accordance with the United States Treasury Regulation Section 1.1275-3, a Holder may obtain the projected payment schedule and the comparable yield by submitting a written request for such information to: Quest Diagnostics Incorporated, One Malcolm Avenue, Teterboro, New Jersey 07608, Attention:
Investor Relations.

                  18. Governing Law. This Debenture shall be governed by and construed in accordance with the law of the State of New York.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                          QUEST DIAGNOSTICS INCORPORATED

                                          By: _______________________________
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Debentures of the series designated and referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Second Supplemental Indenture.

                                          THE BANK OF NEW YORK
                                          as Trustee


                                          By: _______________________________
                                          Authorized Signatory


Dated: November     , 2001

                     GUARANTEE OF THE SUBSIDIARY GUARANTORS

                  FOR VALUE RECEIVED, each of the Subsidiary Guarantors (as such term is defined in the Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture), hereby, jointly and severally, unconditionally guarantees to the Holder of the Debenture upon which this Subsidiary Guarantee is endorsed (the "Debenture") and to the Trustee on behalf of the Holder, the prompt payment of the principal of (and premium, if any, on) and interest (including, contingent interest, if any, and in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest required to be paid according to the terms of the Debentures) on the Debenture, when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption," upon the date set for payment of the Change of Control Purchase Price pursuant to "Purchase of Debentures at Option of Holder Upon a Change of Control," upon the date set for payment of the Purchase Price under "Purchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Debenture), according to the terms hereof and the terms of the Indenture (the "Guarantor Obligations"). This Guarantee is a guarantee of payment and not of collection and is a continuing guarantee and shall apply to all Guarantor Obligations whenever arising.

                  Obligations Unconditional and Absolute. The obligations of the Subsidiary Guarantors hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture or this Debenture, to the fullest extent permitted by applicable law, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each of the Subsidiary Guarantors agrees that this Guarantee may be enforced by the Holder of this Debenture without the necessity at any time of proceeding against the Company or any other Person (including a co-guarantor) or to pursue any other remedy or enforce any other right. Each of the Subsidiary Guarantors further agrees that nothing contained herein shall prevent the Holder of this Debenture from suing on this Debenture or the Indenture or from exercising any other rights available under this Debenture and the Indenture, and the exercise of any of the aforesaid rights and shall not constitute a discharge of any Subsidiary Guarantor's obligations hereunder and under the Indenture; it being the purpose and the intent of each Subsidiary Guarantor that its obligations under this Debenture and under the Indenture shall be absolute, independent and unconditional under any and all circumstances. Neither any Subsidiary Guarantor's obligations under this Guarantee nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Company or by reason of the bankruptcy or insolvency of the Company. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations or acceptance of this Guarantee. The Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee.

                  Notwithstanding any of the foregoing, if any Subsidiary Guarantor is unable to deliver shares of Common Stock of the Company in connection with the Company's failure to convert Debentures into shares of Common Stock of the Company upon exercise of a Holder's conversion right pursuant to Article Seventeen of the Indenture, such Subsidiary Guarantor may instead pay to such Holder the amount equal to the product of (i) the total number of shares of Common Stock into which such Debentures are convertible on the date of such exercise and (ii) the Current Market Price on the date of such exercise.

                  Subrogation. Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holder of the Debenture against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of the Debenture or the Indenture; provided, however, that such Subsidiary

Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (or premium, if any, on) and interest including contingent interest, if any, on the Debenture shall have been indefeasibly paid in full.

                  Modifications. Each Subsidiary Guarantor agrees that (a) the time or place of payment of the Guarantor Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (b) the Company and any other party liable for payment under the Indenture or under the Debenture may be granted indulgences generally; (c) any of the provisions of this Debenture or the Indenture may be modified, amended or waived; and (d) any party (including any Subsidiary Guarantor) liable for the payment under this Debenture or under the Indenture may be granted indulgences or be released; all without notice to or further assent by such Subsidiary Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

                  Waiver of Rights. Each of the Subsidiary Guarantors hereby waives to the fullest extent permitted by law: (a) notice of acceptance of this Guarantee by the Holder of this Debenture; (b) presentment and demand for payment or performance of any of the Guarantor Obligations; (c) protest and notice of dishonor or default with respect to the Guarantor Obligations; and (d) all other notices to which such Subsidiary Guarantor might otherwise be entitled.

                  Reinstatement. The obligations of the Subsidiary Guarantors under this Debenture and under Article Sixteen shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder of the Debenture, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  Remedies. Each of the Subsidiary Guarantors further agrees, to the fullest extent that it may lawfully do so, that as between each such Subsidiary Guarantor, on the one hand, and the Holder and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

                  Rights of Contribution. The Subsidiary Guarantors, in connection with payments made hereunder, shall have contribution rights against the other Subsidiary Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Subsidiary Guarantors under this Debenture and no Subsidiary Guarantor shall exercise such rights of contribution until all Guarantor Obligations have been paid in full.

                  Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in the Indenture, to the extent the obligations of any Subsidiary Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Subsidiary Guarantors hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, the Bankruptcy Code).

                  Release of Guarantors. Each of the Subsidiary Guarantors hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of its obligations contained in the Debenture, this Subsidiary Guarantee and pursuant to the Indenture; provided, however, that if
(a) a Subsidiary Guarantor does not guarantee any Indebtedness of the Company the amount of which, excluding any Outstanding Debenture to which any Guarantee of such Subsidiary Guarantor applies, when added together with any other outstanding Indebtedness of the Company guaranteed by its Subsidiaries that are not Subsidiary Guarantors, would exceed $50 million in the aggregate, at the time of determination, and all outstanding Indebtedness of such Subsidiary Guarantor would have been permitted to be incurred pursuant to Section 1011 of the Indenture measured at the time of the release and discharge as described in this paragraph, or (b) all or substantially all of the assets of such Subsidiary Guarantor or all of the capital stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any of its Subsidiaries, then in each case of (a) or (b) above, such Subsidiary Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets or capital stock of such Subsidiary Guarantor) shall be automatically and without any further action on the part of any party to the Indenture, and upon notice to the Trustee, be fully released and discharged from all its liabilities and obligations under or in respect of the Indenture and this Subsidiary Guarantee of the Debenture, and promptly upon the request of the Company and at the expense of the Company, the Trustee shall execute such documents and take such other action as is reasonably requested by the Company to evidence the release and discharge of such Subsidiary Guarantor from all such liabilities and obligations and shall, if applicable, certify to the Company that such Subsidiary Guarantor has no liabilities or obligations resulting from a demand on such Subsidiary Guarantor's Guarantee.

                  Defined Terms. All terms used in this Debenture, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

                  Governing Law. This Subsidiary Guarantee shall be governed by and construed in accordance with the law of the State of New York.

                  Subject to the next following paragraph, each Subsidiary Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Subsidiary Guarantee and to constitute the same valid obligation of each Subsidiary Guarantor have been done and performed and have happened in due compliance with all applicable laws.

                  This Subsidiary Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Debenture upon which this Subsidiary Guarantee is endorsed has been signed by the Trustee under the Indenture referred to in this Debenture.

Dated: November 26, 2001

                                        QUEST DIAGNOSTICS INCORPORATED (CA)
                                        QUEST DIAGNOSTICS INCORPORATED (CT)
                                        QUEST DIAGNOSTICS INCORPORATED (MA)
                                        QUEST DIAGNOSTICS INCORPORATED (MD)
                                        QUEST DIAGNOSTICS INCORPORATED (MI)
                                        QUEST DIAGNOSTICS OF PENNSYLVANIA INC.
                                        LABORATORY HOLDINGS INCORPORATED
                                        DIAGNOSTIC REFERENCE SERVICES INC.
                                        DPD HOLDINGS, INC.
                                        METWEST INC.
                                        NICHOLS INSTITUTE DIAGNOSTICS
                                        QUEST DIAGNOSTICS LLC
                                        QUEST DIAGNOSTICS CLINICAL
                                           LABORATORIES, INC.
                                        QUEST DIAGNOSTICS HOLDINGS
                                           INCORPORATED


                                        By: ____________________________
                                            Name:
                                            Title:



                                        PATHOLOGY BUILDING PARTNERSHIP

                                        By: Quest Diagnostics Incorporated (MD)
                                           as General Partner

                                        By: ____________________________
                                            Name:
                                            Title:

                                        QUEST DIAGNOSTICS INVESTMENTS
                                           INCORPORATED


                                        By: ______________________________
                                            Name:
                                            Title:



                                        QUEST DIAGNOSTICS FINANCE
                                           INCORPORATED


                                        By: ______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT B


                     FORM OF ADDITIONAL SUBSIDIARY GUARANTEE

                  FOR VALUE RECEIVED, each of the Subsidiary Guarantors executing this additional Subsidiary Guarantee (the "Additional Subsidiary Guarantors"), hereby fully and unconditionally guarantees, jointly and severally, together with the existing Subsidiary Guarantors (as such term is defined in the Indenture) of the Debenture, to the Holder of the Debenture upon which this Subsidiary Guarantee is endorsed (the "Debenture") and to the Trustee on behalf of the Holder, the prompt payment of the principal of (and premium, if any, on) and interest (including contingent interest, if any, and in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest required to be paid according to the terms of the Debentures) and contingent interest, if any, on the Debenture, when due (whether at Stated Maturity, upon redemption or repurchase at the option of the Holders of the Debentures, upon acceleration, upon tender for repayment at the option of the Company), according to the terms hereof and the terms of the Indenture (the "Guarantor Obligations"). This Guarantee is a guarantee of payment and not of collection and is a continuing guarantee and shall apply to all Guarantor Obligations whenever arising.

                  Obligations Unconditional and Absolute. The obligations of the Additional Subsidiary Guarantors hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture or this Debenture, to the fullest extent permitted by applicable law, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each of the Additional Subsidiary Guarantors agrees that this Subsidiary Guarantee may be enforced by the Holder of this Debenture without the necessity at any time of proceeding against the Company or any other Person (including a co-guarantor) or to pursue any other remedy or enforce any other right. Each of the Additional Subsidiary Guarantors further agrees that nothing contained herein shall prevent the Holder of this Debenture from suing on this Debenture or the Indenture or from exercising any other rights available under this Debenture and the Indenture, and the exercise of any of the aforesaid rights and shall not constitute a discharge of any Additional Subsidiary Guarantor's obligations hereunder and under the Indenture; it being the purpose and the intent of each Additional Subsidiary Guarantor that its obligations under this Debenture and under the Indenture shall be absolute, independent and unconditional under any and all circumstances. Neither any Additional Subsidiary Guarantor's obligations under this Subsidiary Guarantee nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Company or by reason of the bankruptcy or insolvency of the Company. Each Additional Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations or acceptance of this Subsidiary Guarantee. The Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Subsidiary Guarantee.

                  Notwithstanding any of the foregoing, if any Additional Subsidiary Guarantor is unable to deliver shares of Common Stock of the Company in connection with the Company's failure to convert Debentures into shares of Common Stock of the Company upon exercise of a Holder's conversion right pursuant to Article Seventeen of the Indenture, such Additional Subsidiary Guarantor may instead pay to such Holder the amount equal to the product of (i) the total number of shares of Common Stock into which such Debentures are convertible on the date of such exercise and (ii) the Current Market Price on the date of such exercise.

                  Subrogation. Each of the Additional Subsidiary Guarantors shall be subrogated to all rights of the Holder of the Debenture against the Company in respect of any amounts paid by such Additional Subsidiary Guarantor on account of the Debenture or the Indenture; provided, however, that such Additional Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (or premium, if any, on) and interest on all Debentures of this series shall have been indefeasibly paid in full.

                  Modifications. Each Additional Subsidiary Guarantor agrees that (a) the time or place of payment of the Guarantor Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (b) the Company and any other party liable for payment under the Indenture or under the Debenture may be granted indulgences generally; (c) any of the provisions of this Debenture or the Indenture may be modified, amended or waived; and (d) any party (including any Subsidiary Guarantor) liable for the payment under this Debenture or under the Indenture may be granted indulgences or be released; all without notice to or further assent by such Additional Subsidiary Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

                  Waiver of Rights. Each of the Additional Subsidiary Guarantors hereby waives to the fullest extent permitted by law: (a) notice of acceptance of this Subsidiary Guarantee by the Holder of this Debenture; (b) presentment and demand for payment or performance of any of the Guarantor Obligations; (c) protest and notice of dishonor or default with respect to the Guarantor Obligations; and (d) all other notices to which such Additional Subsidiary Guarantor might otherwise be entitled.

                  Reinstatement. The obligations of the Additional Subsidiary Guarantors under this Debenture and under Article Sixteen shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder of the Debentures, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  Remedies. Each of the Additional Subsidiary Guarantors further agrees, to the fullest extent that it may lawfully do so, that as between each such Additional Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

                  Rights of Contribution. The Additional Subsidiary Guarantors, in connection with payments made hereunder, shall have contribution rights against the other Subsidiary Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Subsidiary Guarantors under this Debenture and no Additional Subsidiary Guarantor shall exercise such rights of contribution until all Guarantor Obligations have been paid in full.

                  Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in the Indenture, to the extent the obligations of any Additional Subsidiary Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Additional Subsidiary Guarantors hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, the Bankruptcy
Code).

                  Release of Guarantors. Each of the Additional Subsidiary Guarantors hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of its obligations contained in the Debenture, this Subsidiary Guarantee and pursuant to the Indenture; provided, however, that if (a) an Additional Subsidiary Guarantor does not guarantee any Indebtedness of the Company the amount of which, when added together with any other outstanding Indebtedness of the Company guaranteed by its Subsidiaries that are not Subsidiary Guarantors, would exceed $50 million in the aggregate, excluding the Debentures, and all outstanding Indebtedness of such Subsidiary Guarantor would have been permitted to be incurred pursuant to Section 1011 of the Indenture measured at the time of the release and discharge as described in this paragraph or (b) all or substantially all of the assets of such Additional Subsidiary Guarantor or all of the capital stock of such Additional Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any of its Subsidiaries, then in each case of (a) or (b) above, such Additional Subsidiary Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets or capital stock of such Subsidiary Guarantor) shall be automatically and without any further action on the part of any party to the Indenture, and upon notice to the Trustee, be fully released and discharged from all its liabilities and obligations under or in respect of the Debenture, the Indenture and this Subsidiary Guarantee, and promptly upon the request of the Company and at the expense of the Company, the Trustee shall execute such documents and take such other action as is reasonably requested by the Company to evidence the release and discharge of such Additional Subsidiary Guarantor from all such liabilities and obligations and shall, if applicable, certify to the Company that such Additional Subsidiary Guarantor has no liabilities or obligations resulting from a demand on its Subsidiary Guarantee.

                  Defined Terms. All terms used in this Debenture, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

                  Governing Law. This Subsidiary Guarantee shall be governed by and construed in accordance with the law of the State of New York.

                  Subject to the next following paragraph, each Additional Subsidiary Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Subsidiary Guarantee and to constitute the same valid obligation of each Additional Subsidiary Guarantor have been done and performed and have happened in due compliance with all applicable laws.

                  (Remainder of page intentionally left blank.)

                  This Subsidiary Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Debenture upon which this Subsidiary Guarantee is endorsed has been signed by the Trustee under the Indenture referred to in this Debenture.

                                        [ADDITIONAL SUBSIDIARY GUARANTOR(S)]


                                        By:  ____________________________
                                        Name:
                                        Title: